SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - October 10, 2003

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

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Item 1.    Changes in Control of Registrant.
           _________________________________

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.
           _____________________________________

           Not Applicable.

Item 3.    Bankruptcy or Receivership.
           ___________________________

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.
           ______________________________________________

           Not Applicable.

Item 5.    Other Events.
           _____________

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.
           _______________________________________

           Not Applicable.

Item 7.    Financial Statements and Exhibits.
           __________________________________

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.
           ______________________

           Not Applicable.

Item 9.    Regulation FD Disclosure.
           _________________________

           Not Applicable.

Item 12.   Results of Operations and Financial Condition.
           ______________________________________________

           On October 10, 2003, Union National Financial
           Corporation issued a press release reporting third quarter earnings and announcing the fourth quarter cash dividend for 2003. The aforementioned is attached as an exhibit to this Current Report on Form
           8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: October 10, 2003      /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer
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                            EXHIBIT INDEX


Exhibit                                 Page

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

   Union National Financial Corporation Reports Third Quarter
   __________________________________________________________

       Earnings and Announces Fourth Quarter Cash Dividend
       ___________________________________________________

Mount Joy, Pennsylvania, October 10, 2003. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported basic and diluted earnings per share for the third quarter of 2003 of 32 cents, as compared to 31 cents per share for the same period of 2002, an increase of 3.2%. Net income for the third quarter of 2003 amounted to $812,000, as compared to $802,000 for the third quarter of 2002. For the nine months ended September 30, 2003, basic earnings per share amounted to 99 cents and diluted earnings per share amounted to 97 cents, as compared to basic earnings per share of 92 cents and diluted earnings per share of 91 cents for the first nine months of 2002. Net income for the nine months ended September 30, 2003, was $2,471,000, as compared to $2,351,000 for the same period of 2002.

The increase in earnings for both the quarter and the nine months ended September 30, 2003, can be primarily attributed to an increase in other operating income. Impacting other operating income during the third quarter of 2003 was an increase of $199,000 in commission income from the sale of alternative investment products and an increase of $65,000 in investment security gains. These items offset a decrease in income from mortgage banking activities of $89,000 that resulted from rapidly increasing interest rates. Income from mortgage banking activities has increased by $509,000 for the nine months ended September 30, 2003, as compared to the same period of 2002. Offsetting the quarterly and annual increases in other operating income was a nominal decrease in net interest income and an increase in other operating expenses during those periods.

The Board of Directors of Union National Financial Corporation approved the payment of its fourth regular quarterly cash dividend for 2003. The cash dividend of 16 cents per share is payable on November 5, 2003, to stockholders of record on October 23, 2003. This brings total dividends for 2003 to 63 cents per share, an increase of 9.6%, as compared to the 57.5 cents per share for the same period of 2002.

The Board of Directors of Union National also approved the addition of two new directors, Nancy Shaub Colarik and William M. Nies, both of Lancaster. Nancy has many years of experience as a banking executive and presently serves as the President of the Board of the YWCA of Lancaster. Bill is a licensed real estate broker with LMS Commercial Real Estate in Lancaster. He is involved in the development, sale and management of commercial properties.


FINANCIAL HIGHLIGHTS      Three Months Ended
____________________      __________________

             September 30, 2003 September 30, 2002 Percent Change
             __________________ __________________ ______________
Net Interest Income  $2,842,000         $2,864,000          -0.8%
Provision for
  Loan Losses            69,000             43,000          60.5%
Other Operating
  Income              1,069,000            839,000          27.4%

Other Operating
   Expenses           2,866,000          2,674,000           7.2%


Net Income              812,000            802,000           1.2%
Per Share Information:
______________________
Earnings Per Share -
   Basic                   $0.32          $0.31         3.2%
Earnings Per Share -
   Assuming Dilution        0.32           0.31         3.2%

                          Nine Months Ended
                          _________________
             September 30, 2003 September 30, 2002 Percent Change
             __________________ __________________ ______________
Net Interest Income  $8,408,000         $8,575,000          -1.9%
Provision for
   Loan Losses          115,000            128,000         -10.2%
Other Operating
Income                3,143,000          2,336,000          34.5%
Other Operating
   Expenses           8,401,000          7,890,000           6.5%
Net Income            2,471,000          2,351,000           5.1%
Per Share Information:
______________________
Earnings Per Share -
   Basic                   $0.99           $0.92        7.6%
Earnings Per Share -
   Assuming Dilution        0.97            0.91        6.6%



                          Balance Sheet as of
                          ___________________

             September 30, 2003 September 30, 2002 Percent Change
             __________________ __________________ ______________
Total Assets       $337,547,000       $314,033,000           7.5%
Total Loans         204,164,000        202,826,000           0.7%
Total Deposits      233,499,000        216,533,000           7.8%

Union National Community Bank, the sole and wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for 150 years. The bank operates six retail offices in Lancaster County with an additional office to be located at 38 E. Roseville Road in Lancaster targeted for opening during the fourth quarter of 2003.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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